EXHIBIT 5

                                 KRYS BOYLE, P.C.
                                ATTORNEYS AT LAW
   Telephone              600 17th Street, Suite 2700 S           Facsimile
(303) 893-2300                 Denver, Colorado 80202          (303) 893-2882

                                 January 27, 2005

American TonerServe Corp.
475 Aviation Boulevard, Suite 100
Santa Rosa, California 95043

Gentlemen:

     We have acted as counsel to American TonerServe Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, 400,000 shares (the "Shares") of its common stock, $.001 par value (the "Common Stock"), which may be sold by a Selling Shareholder. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Certificate of Incorporation and Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing and in reliance thereon, we are of the opinion that the 400,000 Shares of Common Stock have been duly and validity authorized, legally issued, fully paid and non-assessable.

           Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware and the applicable provisions of the Constitution of the State of Delaware and the reported judicial decisions interpreting the Delaware laws and the federal laws of the United States. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                              Very truly yours,

                              KRYS BOYLE, P.C.


                              By: /s/ James P. Beck
                                  James P. Beck